EXHIBIT 10.3

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                        MASTER INVESTORS RIGHTS AGREEMENT

                                  by and among

                                    IX, INC.,

                              IX HOLDING CO., INC.,

                             INSIGHTEXPRESS, L.L.C.

                                       and

                         THE OTHER PERSONS NAMED HEREIN

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                             Dated: October 18, 1999

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                                TABLE OF CONTENTS

                                                                  Page #
                                                                  ------
1.    Definitions......................................................2

2.    Restrictions on Transfer of Equity Interests....................11
      2.1       Limitation on Transfer................................11
      2.2       Permitted Transfers...................................12
      2.3       Permitted Transfer Procedures.........................12
      2.4       Transfers in Compliance with Law; Substitution of
                Transferee............................................12

3.    Right of First Offer and Tag-Along Rights; Drag-Along Rights....13
      3.1       Proposed Voluntary Transfers..........................13
      3.2       Drag-Along Rights.....................................17

4.    Preemptive Rights...............................................19
      4.1       Offering Notice.......................................19
      4.2       Preemptive Rights; Exercise...........................19
      4.3       Closing...............................................20
      4.4       Sale to Subject Purchaser.............................20
      4.5       Preemptive Rights with respect to Holdco Securities...20

5.    After-Acquired Securities; Agreement to be Bound................21
      5.1       After-Acquired Securities.............................21
      5.2       Agreement to be Bound.................................21

6.    Holdco Put......................................................21
      6.1       Exercise..............................................21
      6.2       Purchase Price........................................22
      6.3       Closing...............................................23
      6.4       Put Default...........................................24
      6.5       NFO Right of First Refusal............................24

7.    IX Call.........................................................25
      7.1       Exercise..............................................25
      7.2       Purchase Price........................................26
      7.3       Closing...............................................26

7A.   Governance Following Mergers....................................27
      7A.1      General...............................................27
      7A.2      Election of Directors.................................27

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      7A.3      Removal and Replacement...............................27
      7A.4      Termination of Sections 7A.2 and 7A.3.................28

8.    Covenants.......................................................28
      8.1       Merger of IX and Holdco...............................28
      8.2       Merger of IX and Greenhill............................29
      8.3       Grant of Registration Rights..........................30
      8.4       Put of Intellectual Property..........................30
      8.5       Option Plan...........................................30
      8.6       General Atlantic Right to Purchase....................30
      8.7       Restrictions of IX Business...........................31
      8.8       Restrictions on Holdco Business.......................31
      8.9       Restrictions on Greenhill Business....................31
      8.10      Preemptive Rights Adjustments.........................31
      8.11      Holdco Charter and Bylaws.............................31

9.    Stock Certificate Legend........................................31

10.   Miscellaneous...................................................32
      10.1      Notices...............................................32
      10.2      Successors and Assigns................................35
      10.3      Amendment and Waiver..................................35
      10.4      Counterparts..........................................35
      10.5      Specific Performance..................................35
      10.6      Headings..............................................36
      10.7      GOVERNING LAW.........................................36
      10.8      Severability..........................................36
      10.9      Entire Agreement......................................36
      10.10     Term of Agreement.....................................36
      10.11     Further Assurances....................................36

EXHIBITS

A-1 Form of Transfer Agreement (previously issued shares)
A-2 Form of Transfer Agreement (newly issued shares)
B   Form of IX/Holdco Merger Agreement
C   Form of IX/Greenhill Merger Agreement
D   Form of Registration Rights Agreement

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                        MASTER INVESTORS RIGHTS AGREEMENT

            MASTER INVESTORS RIGHTS AGREEMENT, dated October 18, 1999 (this "Agreement"), by and among InsightExpress, L.L.C., a Delaware limited liability company (the "Company"), IX, Inc., a Delaware corporation ("IX"), IX Holding Co., Inc., a Delaware corporation ("Holdco"), NFO Worldwide, Inc., a Delaware corporation ("NFO"), General Atlantic Partners 57, L.P., a Delaware limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment" and, together with GAP LP, "General Atlantic"), Engage Technologies, Inc., a Delaware corporation ("Engage"), and Greenhill & Co., LLC, a New York limited liability company ("Greenhill LLC").

            WHEREAS, NFO has organized IX as a wholly-owned subsidiary of NFO, and IX has organized the Company as a wholly-owned subsidiary of IX; and

            WHEREAS, NFO has transferred the Intellectual Property (as hereinafter defined) to IX, and has caused IX to license the right to use the Intellectual Property to the Company so that the Company can commence operations as an internet based market research business; and

            WHEREAS, General Atlantic and Engage have agreed with NFO to make an equity investment in the Company; and

            WHEREAS, General Atlantic and Engage have organized Holdco to hold their equity interest in the Company; and

            WHEREAS, Greenhill LLC has agreed to accept an equity interest in the Company in lieu of a cash payment for its advisory fee; and

            WHEREAS, Greenhill LLC intends to transfer its Company Interests, immediately after the closing of the transactions contemplated by the Securities Purchase Agreement, to Greenhill 1999 Equity Holdings Corporation ("Greenhill"); and

            WHEREAS, pursuant to the Securities Purchase Agreement dated October 18, 1999 (the "Securities Purchase Agreement") by and between the Company and Holdco, the Company has agreed to issue and sell to Holdco, a limited liability company interest in the Company, representing a 92.82% membership interest in the Company; and

            WHEREAS, the parties hereto wish to restrict the transfer of the Company Owned Interests (as hereinafter defined) and provide for, among other things, preemptive and certain other rights and obligations under certain conditions; and
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            WHEREAS, in order to induce General Atlantic and Engage to cause
Holdco to enter into, and consummate the transactions contemplated by, the Securities Purchase Agreement, IX and NFO have agreed to restrict the transfer of the IX Shares (as hereinafter defined) and Greenhill has agreed to restrict the transfer of the Greenhill Shares (as hereinafter defined) and to provide for, among other things, first offer rights and certain other rights and obligations under certain conditions; and

            WHEREAS, in order to further induce General Atlantic and Engage to cause Holdco to enter into, and consummate the transactions contemplated by, the Securities Purchase Agreement, the parties hereto have agreed to give General Atlantic the right to put the Holdco Stockholders' (as hereinafter defined) Holdco Shares (as hereinafter defined) to the Company on the terms specified herein; and

            WHEREAS, in order to induce NFO to cause IX to cause the Company to enter into, and consummate the transactions contemplated by, the Securities Purchase Agreement, Holdco, General Atlantic and Engage have agreed to restrict the transfer of the Holdco Shares (as hereinafter defined) and to provide for, among other things, call, first offer rights, and certain other rights under certain conditions; and

            WHEREAS, in order to further induce NFO to cause IX to cause the Company to enter into, and consummate the transactions contemplated by, the Securities Purchase Agreement, the parties hereto have agreed to give IX the right to call the Holdco Shares and the Greenhill Shares owned by the Holdco Stockholders and the Greenhill Stockholders (as hereinafter defined); and

            WHEREAS, the parties hereto wish to provide for (a) the merger of IX and Holdco, (b) the merger of the surviving corporation of such merger and Greenhill and (c) the grant of registration rights, each upon the occurrence of certain events.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Acquiror" has the meaning set forth in Section 3.2(a) hereof.

            "Affiliates" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of GAP LP: (a) GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC, the limited partners of GAP Coinvestment and the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members, or members, consultants or key employees of GAP
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LLC. In addition, GAP LP and GAP Coinvestment shall be deemed to be Affiliates of one another.

            "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "Alternate Investment Amount" means the product of (a) the consideration paid by Holdco for the Company Owned Interests purchased by Holdco pursuant to the Securities Purchase Agreement and (b) the Appreciation.

            "Appreciation" means (a) the average closing price of NFO common stock on the New York Stock Exchange for the thirty (30) trading days prior to the closing of the transaction that caused the Change of Control of NFO divided by (b) the Base Price.

            "Base Price" means the product of (a) the average closing price of NFO common stock on the New York Stock Exchange for the fifteen (15) trading days prior to (and including the day of) the public announcement of the closing of the transactions contemplated by the Securities Purchase Agreement and the fifteen (15) days following such public announcement and (b) 1.25.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

            "Call" has the meaning set forth in Section 7.1 hereof.

            "Call Exercise Date" has the meaning set forth in Section 7.1 hereof.

            "Call Notice" has the meaning set forth in Section 7.1 hereof.

            "Call Securities" has the meaning set forth in Section 7.1 hereof.

            "Change of Control of NFO" means:

                  (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of NFO to any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), in one or a series of transactions, other than any such sale or other disposition to, or to any such group that is controlled by NFO; or

                  (ii) any transaction or series of transactions (as a result of a tender offer, exchange offer, merger, consolidation or otherwise) that results in, or that is in connection with, any "person" or "group" acquiring "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the
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passage of time) directly or indirectly, of fifty percent (50%) or more of the aggregate voting power of all classes of NFO's common equity other than any acquisition by, or by any such group that is controlled by, NFO.

            "Change of Control Shortfall" has the meaning set forth in Section 3.2(d)(iii) hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

            "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

            "Company" has the meaning set forth in the recitals hereto.

            "Company Interests" means limited liability company interests of the Company.

            "Company Note" has the meaning set forth in Section 6.3(b)(ii) hereof.

            "Company Interests Equivalents" means any security or obligation which is by its terms convertible into Company Interests, and any option, warrant or other subscription or purchase right with respect to Company Interests.

            "Company Sale" has the meaning set forth in Section 3.2(a) hereof.

            "Company Transferee" has the meaning set forth in Section 6.1 hereof.

            "Company Owned Interests" means, with respect to each Interestholder, all Company Interests whether now owned or hereafter acquired, owned thereby; provided, however, for the purposes of any computation of the number of Company Owned Interests pursuant to Sections 2, 3, 4 and 10.3(b), all outstanding Company Interest Equivalents shall be deemed converted, exercised or exchanged as applicable and the Company Interests issuable upon conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

            "Contract Date" has the meaning set forth in Section 3.1(d) hereof.

            "Drag-Along Notice" has the meaning set forth in Section 3.2(b) hereof.

            "Drag-Along Right" has the meaning set forth in Section 3.2(a) hereof.

            "Drag-Along Shortfall" has the meaning set forth in Section 3.2(d)(i) hereof.
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            "Engage" has the meaning set forth in the recitals hereto.

            "Engage Stockholders" means Engage and any Permitted Transferee thereof to whom Holdco Shares are transferred in accordance with Section 2.2 of this Agreement, and the term "Engage Stockholder" shall mean any such Person.

            "Equity Holder" means (a) the Major Stockholders, (b) any transferee of a Major Stockholder who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4, (c) any Person who has agreed to be bound by the terms and conditions of this Agreement in accordance with
Section 5.2(a) and (d) the Interestholders, and the term "Equity Holder" shall mean any such Person.

            "Equity Interest Equivalents" means, as the case may be, IX Common Stock Equivalents, Holdco Common Stock Equivalents, Greenhill Common Stock Equivalents or Company Interest Equivalents.

            "Equity Interests" means, as the case may be, IX Shares, Holdco Shares, Greenhill Shares or Company Owned Interests.

            "Equity Securities" means, as the case may be, IX Common Stock, Holdco Common Stock, Greenhill Common Stock or Company Interests.

            "Excess New Securities" has the meaning set forth in Section 4.2(a) hereof.

            "Excess Offered Securities" has the meaning set forth in Section 3.1(b)(i) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "Exempt Issuances" has the meaning set forth in Section 4.1 hereof.

            "Fair Value" has the meaning set forth in Sections 3.2(d)(ii) and 6.2(b) hereof.

            "First Refusal Contract Date" has the meaning set forth in Section 6.5(d) hereof.

            "First Refusal Offer" has the meaning set forth in Section 6.5(a) hereof.

            "First Refusal Offer Price" has the meaning set forth in Section 6.5(a) hereof.
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            "First Refusal Offering Notice" has the meaning set forth in Section
6.5(a) hereof.

            "First Refusal Offeror" has the meaning set forth in Section 6.5(a) hereof.

            "First Refusal Option Period" has the meaning set forth in Section 6.5(b) hereof.

            "GAP Coinvestment" has the meaning set forth in the recitals hereto.

            "GAP Directors" has the meaning set forth in Section 7A.2 hereof.

            "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited liability company and the general partner of GAP LP, and any successor to such entity.

            "GAP LP" has the meaning set forth in the recitals hereto.

            "General Atlantic" has the meaning set forth in the recitals hereto.

            "General Atlantic Stockholders" means GAP LP, GAP Coinvestment and any Permitted Transferee thereof to whom Holdco Shares are transferred in accordance with Section 2.2 hereof, and the term "General Atlantic Stockholder" shall mean any such Person.

            "Greenhill" has the meaning set forth in the recitals hereto.

            "Greenhill Common Stock" means the Common Stock of Greenhill or any other capital stock of Greenhill into which such stock is reclassified or reconstituted and any other common stock of Greenhill.

            "Greenhill Common Stock Equivalents" means any security or obligation which is by its terms convertible into shares of Greenhill Common Stock, and any option, warrant or other subscription or purchase rights with respect to Greenhill Common Stock.

            "Greenhill Interestholders" means Greenhill and any Permitted Transferee thereof to whom Company Owned Interests are transferred in accordance with Section 2.2 hereof, and the term "Greenhill Interestholder" shall mean any such Person.

            "Greenhill LLC" has the meaning set forth in the recitals hereto.

            "Greenhill Put" has the meaning set forth in Section 6.1(b) hereof.
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            "Greenhill Put Purchase Price" has the meaning set forth in Section
6.2(a) hereof.

            "Greenhill Put Securities" has the meaning set forth in Section 6.1(b) hereof.

            "Greenhill Shares" means, with respect to each Greenhill Stockholder, all shares, whether now owned or hereafter acquired, of Greenhill Common Stock, owned thereby; provided, however, for the purposes of any computation of the number of Greenhill Shares pursuant to Sections 2, 3, 4 and 10.3(b), all outstanding Greenhill Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the shares of Greenhill Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise, or exchange has actually been affected.

            "Greenhill Stockholders" means Greenhill LLC and any Permitted Transferee thereof to whom Greenhill Shares are transferred in accordance with
Section 2.2 of this Agreement, and the term "Greenhill Stockholder" shall mean any such Person.

            "Holdco" has the meaning set forth in the recitals hereto.

            "Holdco Common Stock" means the classes of Common Stock, par value $.01 per share, of Holdco or any other capital stock of Holdco into which such stock is reclassified or reconstituted and any other common stock of Holdco.

            "Holdco Common Stock Equivalents" mean any security or obligation which is by its terms convertible into shares of Holdco Common Stock, and any option, warrant or other subscription or purchase rights with respect to Holdco Common Stock.

            "Holdco Interestholders" means Holdco and any Permitted Transferee thereof to whom Company Owned Interests are transferred in accordance with
Section 2.2 of this Agreement, and the term "Holdco Interestholder" shall mean any such Person.

            "Holdco Put Purchase Price" has the meaning set forth in Section 6.2(a) hereof.

            "Holdco Put Securities" has the meaning set forth in Section 6.1(a) hereof.
            "Holdco Shares" means, with respect to each Holdco Stockholder, all shares, whether now owned or hereafter acquired, of Holdco Common Stock, owned thereby; provided, however, for the purposes of any computation of the number of Holdco Shares pursuant to Sections 2, 3, 4 and 10.3(b), all outstanding Holdco Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the shares of Holdco Common Stock issuable upon such conversion,
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exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been affected.

            "Holdco Stockholders" means the General Atlantic Stockholders and the Engage Stockholders and (a) any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section
2.4 and (b) any Person who has acquired Holdco Shares and has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a).

            "Intellectual Property" means all of the intellectual property transferred pursuant to the Instrument of Transfer dated October 18, 1999 from NFO to IX.

            "Interestholder" means the IX Interestholders, the Holdco Interestholders, the Greenhill Interestholders and (a) any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has acquired Company Interests and has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a), and the term "Interestholder" shall mean any such Person.

            "Initial Public Offering" means the initial public offering of the shares of Common Stock of the successor corporation to the Company pursuant to an effective registration statement filed under the Securities Act.

            "IPO Effectiveness Date" means the date upon which the successor corporation to the Company closes the Initial Public Offering.

            "Issuer" has the meaning set forth in Section 2.3 hereof.

            "IX" has the meaning set forth in the recitals hereto.

            "IX Common Stock" means the classes of Common Stock, par value $.01 per share, of IX or any other capital stock of IX into which such stock is reclassified or reconstituted and any other common stock of IX.

            "IX Common Stock Equivalents" means any security or obligation which is by its terms convertible into shares of IX Common Stock, and any option, warrant or other subscription or purchase right with respect to IX Common Stock.

            "IX Interestholders" means IX and any Permitted Transferee thereof to whom Company Owned Interests are transferred in accordance with Section 2.2 of this Agreement, and the term "IX Interestholder" shall mean any such Person.

            "IX Shares" means, with respect to each IX Stockholder, all shares, whether now owned or hereafter acquired, of IX Common Stock, owned thereby; provided, however, for the purposes of any computation of the number of IX Shares pursuant to Sections 2, 3, 4 and 10.3(b), all outstanding IX Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the
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shares of IX Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

            "IX Stockholder" means the NFO Stockholders and (a) any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has acquired IX Shares and has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a).

            "Liens" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arriving under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect in any of the foregoing.

            "Major Stockholders" means the General Atlantic Stockholders, the NFO Stockholders, the Engage Stockholders and the Greenhill Stockholders, and the term "Major Stockholder" shall mean any such Person.

            "Mergers" means the mergers referred to in Section 8.1 and 8.2.

            "New Issuance Notice" has the meaning set forth in Section 4.1 hereof.

            "New Securities" has the meaning set forth in Section 4.1 hereof.

            "NFO" has the meaning set forth in the recitals hereto.

            "NFO Directors" has the meaning set forth in Section 7A.2 hereof.

            "NFO Stockholders" means NFO and any Permitted Transferee thereof to whom IX Shares are transferred in accordance with Section 2.2 of this Agreement, and the term "NFO Stockholder" shall mean any such Person.

            "Offer Price" has the meaning set forth in Section 3.1(a) hereof.

            "Offered Securities" has the meaning set forth in Section 3.1(a) hereof.

            "Offering Notice" has the meaning set forth in Section 3.1(a) hereof.

            "Other Stockholder" means (a) any transferee of a Major Stockholder (other than a Permitted Transferee thereof), who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 or to whom Equity Interests have been transferred in accordance with Section 3.1(d) and (b) any Person
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other than a Major Stockholder who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a).

            "Operating Agreement" means the Amended and Restated Limited Liability Company Operating Agreement of the Company dated as of the date hereof, as the same may be amended or modified from time to time in accordance with its terms.

            "Option Plan" means the stock option plan of Holdco pursuant to which options to purchase an aggregate of 7,500,000 shares of Holdco's Class B Common Stock, par value $0.01 per share, are reserved and available for grant to Representatives, officers, employees and consultants of the Company.

            "Permitted Transferee" has the meaning set forth in Section 2.2 hereof.

            "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or any entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Preemptive Rightholders" has the meaning set forth in Section 4.1 hereof.

            "Proportionate Percentage" has the meaning set forth in Section 4.2(a) hereof.

            "Proposed Price" has the meaning set forth in Section 4.1 hereof.

            "Put" has the meaning set forth in Section 6.1 hereof.

            "Put Default" has the meaning set forth in Section 6.4 hereof.

            "Put Exercise Date" has the meaning set forth in Section 6.1(a) hereof.

            "Put Notice" has the meaning set forth in Section 6.1(a) hereof.

            "Put Purchase Price" has the meaning set forth in Section 6.2(a) hereof.

            "Put Securities" has the meaning set forth in Section 6.1(b) hereof.

            "Put Trigger Event" has the meaning set forth in Section 6.1(a) hereof.

            "Right of First Refusal" has the meaning set forth in Section 6.5(a) hereof.
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            "Rightholder" has the meaning set forth in Section 3.1(a) hereof.

            "Rightholder Option Period" has the meaning set forth in Section 3.1(b)(i) hereof.

            "Securities Act" means, the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Securities Purchase Agreement" has the meaning set forth in the recitals hereto.

            "Selling Stockholder" has the meaning set forth in Section 3.1(a) hereof.

            "Stockholders' Meeting" has the meaning set forth in Section 7A.1 hereof.

            "Subject Purchaser' has the meaning set forth in Section 4.1 hereof.

            "Surviving Corporation" means the ultimate surviving corporation of the Mergers.

            "Surviving Corporation Stock" has the meaning set forth in
Section 3.2(a).

            "Tag-Along Rightholder" has the meaning set forth in Section 3.1(e) hereof.

            "Tag-Along Shortfall" has the meaning set forth in Section 3.1(e)(iii) hereof.

            "Third Party Purchaser" has the meaning set forth in Section 3.1(a) hereof.

            "Transfer" has the meaning set forth in Section 2.1 hereof.

            "Written Consent" has the meaning set forth in Section 7A.1 hereof.

            2. Restrictions on Transfer of Equity Interests.

                  2.1 Limitation on Transfer. No Equity Holder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a "transfer") any Equity Interest or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement, including, without limitation, Sections 2.2 and 2.4. Any attempt to transfer any Equity Interest or any rights thereunder in violation of the preceding sentence shall be null and void ab initio. Notwithstanding the two
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preceding sentences, immediately after the closing of the transactions contemplated by the Securities Purchase Agreement, Greenhill LLC may transfer all, but not less than all, of its Company Owned Interests to Greenhill.

                  2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.1, 2.3 and 2.4, at any time, each of the Major Stockholders may transfer all or a portion of its Equity Interests to any of its Affiliates (each a "Permitted Transferee"). A Permitted Transferee of Equity Interests pursuant to this Section 2.2 may transfer its Equity Interests pursuant to this Section 2.2 only to the Major Stockholder that transferred such Equity Interest to such Permitted Transferee or to a Person that is a Permitted Transferee of such transferor Major Stockholder.

                  2.3 Permitted Transfer Procedures. If any Major Stockholder wishes to transfer Equity Interests to a Permitted Transferee under Section 2.2, such Major Stockholder shall give notice to (a) the issuer (the "Issuer") of such Equity Interest and (b) each of the Equity Holders of its intention to make any transfer permitted under Section 2.2 not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Major Stockholder and the number of Equity Interests proposed to be transferred to such Permitted Transferee.

                  2.4 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Section 2 or Section 3.1 unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A-1, (b) the transfer complies in all respects with the applicable provisions of this Agreement and (c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Issuer, an opinion of counsel of such transferring Major Stockholder shall be supplied to the Issuer at such transferring Major Stockholder's expense, to the effect that such transfer complies with applicable federal and state securities laws. Upon becoming a party to this Agreement, (i) the Permitted Transferee of a Major Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Major Stockholder hereunder with respect to the Equity Interest transferred to such Permitted Transferee, (ii) an Other Stockholder shall be subject to the same obligations as, but none of the rights of, the transferring Major Stockholder and (iii) the transferee of an Other Stockholder shall be substituted for, and shall be subject to the same obligations as, the transferring Other Stockholder hereunder with respect to the Equity Interest transferred to such transferee.

            3. Right of First Offer and Tag-Along Rights; Drag-Along Rights.

                  3.1 Proposed Voluntary Transfers.

                        (a) Offering Notice. Subject to Section 2, if any Major Stockholder, (a "Selling Stockholder") wishes to transfer all or any portion of its Equity Interests to any Person (other than to a Permitted Transferee) (a "Third Party Purchaser"), such Selling Stockholder shall offer such Equity Interests first to the Major Stockholders (who, in each case, is not a Selling Stockholder) (for the purpose of Section 3.1, each a "Rightholder" and collectively, the "Rightholders") by sending written notice (an "Offering Notice") to each Major Stockholder, which shall state (a) the number of Equity Interests, proposed to be transferred (the "Offered Securities"); (b) the proposed purchase price per Equity Interest, for the Offered Securities (the "Offer Price"); and (c) the terms and conditions of such sale. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired. The Selling Stockholder shall also promptly deliver a copy of the Offering Notice to IX, Holdco, Greenhill and the Company.

                        (b) Rightholder Option; Exercise.

                              (i) For a period of fifteen (15) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the "Rightholder Option Period), the Rightholders shall have the right to purchase all, but not less than all, of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the Offering Notice. Each such Rightholder (except for the Greenhill Stockholders) shall have the right to purchase that percentage of the Offered Securities determined by dividing (i) the portion of the Surviving Corporation that would be owned by such Rightholder if the Mergers occurred during the Rightholder Option Period by (ii) the portion of the Surviving Corporation that would be owned by all such Rightholders (excluding the Greenhill Stockholders) if the Mergers occurred during the Rightholder Option Period. If any such Rightholder does not fully subscribe for the number or amount of Offered Securities it is entitled to purchase, then each other Rightholder, including the Greenhill Stockholders (except any Rightholder who had the right to purchase pursuant to the previous sentence but did not purchase), shall have the right to purchase that percentage of the Offered Securities not so subscribed for (for the purposes of this Section 3.1(b), the "Excess Offered Securities") determined by dividing (x) the portion of the Surviving Corporation that would be owned by such participating Rightholder if the Mergers occurred during the Rightholder Option Period by (y) the portion of the Surviving Corporation that would be owned by all participating Rightholders who elected to purchase Excess Offered Securities if the Mergers occurred during the Rightholder Option Period. The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Securities. If the Rightholders do not purchase all of the Offered Securities pursuant to this Section 3.1(b), then the Selling Stockholder may, subject to Section 3.1(e), sell the Offered Securities to a Third Party Purchaser in accordance with Section 3.1(d).

                              (ii) The right of each Rightholder to purchase the Offered Securities under subsection (i) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Stockholder with a copy to IX, Holdco, Greenhill and the Company. Each such notice shall state the number of Offered Securities that such Rightholder is willing to purchase pursuant to this Section 3.1(b). The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Stockholder shall be deemed to be a waiver of such Rightholder's rights under subsection (i) above, provided that each Rightholder may waive its rights under subsection (i) above prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Stockholder, with a copy to IX, Holdco, Greenhill and the Company.

                        (c) Closing. The closing of the purchases of Offered Securities subscribed for by the Rightholders under Section 3.1(b) shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in New York, New York, at 11:00 a.m., local time, on the 30th day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of all Liens (other than those arising hereunder and those attributable to actions by the purchaser thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The Rightholder purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                        (d) Sale to a Third Party Purchaser. Unless the Rightholders elect to purchase all, but not less than all, of the Offered Securities under Section 3.1(b), the Selling Stockholder may, subject to Section 3.1(e), sell all, but not less than all, the Offered Securities to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; provided, however, that (i) such sale is bona fide and made pursuant to a contract entered into within thirty (30) days after the expiration of the Rightholder Option Period (the "Contract Date"); (ii) such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to IX, Holdco, Greenhill, the Company and each Rightholder that it is aware of the rights of the Major Stockholders contained in this Agreement and
(y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section 2.4 hereof and (iii) if such Third Party Purchaser is acquiring 50% or more of the issued and outstanding IX Common Stock within four (4) years of the date hereof, then IX shall have transferred all right, title and interest in the Intellectual Property to the Company. If such sale is not consummated within sixty (60) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Rightholders in accordance with this Section 3.1.

                        (e) Tag-Along Rights.

                              (i) If a Major Stockholder is the Selling
      Stockholder transferring Offered Securities to a Third Party Purchaser pursuant to Section 3.1(d), then each of the Major Stockholders (other than the Selling Stockholder) (each, a "Tag-Along Rightholder") shall have the right to sell to such Third Party Purchaser a number of Equity Interests held by such Tag- Along Rightholder equal to the quotient of (i) the portion of the Surviving Corporation that would be owned by such Tag-Along Rightholder if the Mergers occurred during the Rightholder Option Period and (ii) the total portion of the Surviving Corporation that would be owned by all such Tag- Along Rightholders exercising their rights pursuant to this Section 3.1(e) if the Mergers occurred during the Rightholder Option Period plus the portion of the Surviving Corporation that would be owned by the Selling Stockholder if the Mergers occurred during the Rightholder Option Period. Subject to subsection (ii) below, the Selling Stockholder and the Tag-Along Rightholder(s), together, shall effect the sale of the Offered Securities as follows: such Tag-Along Rightholder(s) shall sell up to the number permitted to be sold pursuant to this Section 3.1(e)(i), and the number of Offered Securities to be sold to such Third Party Purchaser by the Selling Stockholder shall be reduced accordingly. The sale price of the Equity Interests sold pursuant to this
      Section 3.1(e)(i) and the Offered Securities shall be calculated so that Equity Interests that are equivalent to the same amount of Surviving Corporation Stock assuming the Mergers occurred during the Rightholder Option Period are sold for the same amount of consideration.

                              (ii) Each Selling Stockholder shall give notice to each Tag-Along Rightholder of each proposed sale by it of Offered Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 3.1(e), at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the name of such Selling Stockholder, the number of Offered Securities, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, the number of Equity Interests that such Tag-Along Rightholder may sell to such Third Party Purchaser (determined in accordance with Section 3.1(e)(i)), and a representation that such Third Party Purchaser has been informed of the "tag- along" rights provided for in this Section 3.1(e) and has agreed to purchase Equity Interests in accordance with the terms hereof. The tag-along rights provided by this Section 3.1(e) must be exercised by any Tag-Along Rightholder wishing to sell its shares within ten (10) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Selling Stockholder indicating such Tag-Along Rightholder's wish to exercise its rights and specifying the number of Equity Interests (up to the maximum number of Equity Interests owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser), it wishes to sell, provided that any Tag-Along Rightholder may waive its rights under this Section 3.1(e) prior to the expiration of such 10-day period by giving written notice to the Selling Stockholder, with a copy to IX, Holdco, Greenhill and the Company. The failure of a Tag-Along Rightholder to respond within such 10- day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this Section 3.1(e). If a Third Party Purchaser fails to purchase Equity Interests, from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.1(e)(ii), then the relevant Selling Stockholder shall not be permitted to consummate the proposed sale of the Offered Securities, and any such attempted sale shall be null and void ab initio.

                              (iii) In connection with any exercise of "tag-along" rights by the General Atlantic Stockholders and the Engage Stockholders pursuant to this Section 3.1(e) in the event of a Company Sale, if the General Atlantic Stockholders and Engage Stockholders in the aggregate will not receive consideration in the Company Sale at least equal to the consideration paid by Holdco for the Company Owned Interests it purchased pursuant to the Securities Purchase Agreement plus six percent (6%) simple interest per annum on such amount, calculated from the date hereof through the closing date of the Company Sale (such shortfall, the "Tag-Along Shortfall"), then at the closing of the Company Sale, and as a condition to the closing of the Company Sale, (A) the Surviving Corporation shall deliver to GAP LLC, on behalf of the General Atlantic Stockholders, and to Engage, on behalf of the Engage Stockholders, a certificate certified by its chief financial officer, stating whether or not there will be a Tag-Along Shortfall and, if so, the amount of the Tag-Along Shortfall and (B) if there is a Tag-Along Shortfall, NFO shall pay the amount of such Tag-Along Shortfall by wire transfer of immediately available funds to GAP LLC, on behalf of the General Atlantic Stockholders, and to Engage, on behalf of the Engage Stockholders. In the event that the consideration paid in the Company Sale is not cash or a publicly-traded security, then the value of such consideration shall be agreed upon by GAP LLC and NFO; provided, however, that if such parties fail to agree as to such value it shall be the Fair Value thereof determined in accordance with Section 3.2(d)(ii).

                  3.2   Drag-Along Rights.

                        (a)   Triggering Event.  Notwithstanding any
restrictions on the transfer of Equity Interests in this Agreement, if IX approves a sale of the Company to a third party (the "Acquiror"), whether by sale of Company Interests, merger, sale of all or substantially all of the assets of the Company or otherwise (a "Company Sale"), thereby triggering the Mergers, then the Surviving Corporation shall have the right, subject to the provisions of this Section 3.2 (the "Drag-Along Right"), to require each of the holders of capital stock of the Surviving Corporation (the "Surviving Corporation Stock") to (i) if such Company Sale is structured as a sale of Surviving Corporation Stock, sell, transfer and deliver to the Acquiror all Surviving Corporation Stock owned by them or (ii) if such Company Sale is structured as a merger, consolidation, asset sale or other transaction requiring the consent or approval of some or all of the holders of Surviving Corporation Stock, vote such holder's Surviving Corporation Stock in favor thereof, and otherwise consent to and raise no objection to such transaction, and waive any dissenters' rights, appraisal rights or similar rights which such holder may have in connection therewith; and, in any such event, subject to the provisions of subsection (c) below, each such holder shall agree to and shall be bound by the terms, provisions and conditions of the Company Sale.

                        (b) Drag-Along Notice. If IX and/or the Surviving Corporation desires to exercise its Drag-Along Right, it shall give written notice to the holders of Equity Interests and/or Surviving Corporation Stock (the "Drag-Along Notice") of the Company Sale, setting forth the name and address of the Acquiror, the date on which such transaction is proposed to be consummated (which shall not be less than thirty (30) days after the date such Drag-Along Notice is given) and the proposed amount and form of consideration and any other material terms and conditions, including without limitation, the material terms of any debt or equity proposed to be included in such transaction.

                        (c) Condition to Company Sale. The obligations of the holders of Surviving Corporation Stock in respect of a Company Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Company Sale, the same form of consideration and the same portion of the aggregate consideration realized upon such Company Sale shall be paid or distributed in respect of each share of Surviving Corporation Stock then issued and outstanding and (ii) if any holder of Surviving Corporation Stock is given an option as to the form and amount of consideration to be received, each other such holder shall be given the same option.

                        (d)   Minimum Price.

                              (i)   In connection with any Company Sale
      referred to in subsection (a), if the General Atlantic Stockholders and Engage Stockholders in the aggregate will not receive consideration in the Company Sale at least equal to the consideration paid by Holdco for the Company

      Owned Interests it purchased pursuant to the Securities Purchase Agreement plus six percent (6%) simple interest per annum on such amount, calculated from the date hereof through the closing date of the Company Sale (such shortfall, the "Drag-Along Shortfall"), then at the closing of the Company Sale, and as a condition to the closing of the Company Sale, (A) the Surviving Corporation shall deliver to GAP LLC, on behalf of the General Atlantic Stockholders, and to Engage, on behalf of the Engage Stockholders, a certificate certified by its chief financial officer, stating whether or not there will be a Drag-Along Shortfall and, if so, the amount of the Drag-Along Shortfall and (B) if there is a Drag-Along Shortfall, NFO shall pay the amount of such Drag-Along Shortfall by wire transfer of immediately available funds to GAP LLC, on behalf of the General Atlantic Stockholders, and to Engage, on behalf of the Engage Stockholders. In the event that the consideration paid in the Company Sale is not cash or a publicly-traded security, then the value of such consideration shall be agreed upon by GAP LLC and NFO; provided, however, that if such parties fail to agree as to such value it shall be the Fair Value thereof determined in accordance with subsection (ii) below.

                              (ii) The Fair Value of the consideration paid in the Company Sale shall be determined by a nationally recognized investment bank selected by NFO and consented to by GAP LLC (which consent will not be unreasonably withheld). Such investment bank shall conduct its determination as promptly as practicable. Such determination shall be final and binding. NFO, on the one hand, and the Holdco Stockholders (in proportion to their ownership of Holdco Shares), on the other hand, shall each be responsible for fifty percent (50%) of the fees and expenses of such investment bank.

                              (iii) If (x) there is a Change of Control of NFO within 180 days of the closing of the Company Sale and (y) the acquiror of NFO is the Acquiror, then within five (5) days of such Change of Control of NFO, NFO (or the surviving Person if NFO has been merged with another Person) shall send a notice to GAP LLC, on behalf of the General Atlantic Stockholders, and to Engage, on behalf of the Engage Stockholders, informing them that the Acquiror has acquired NFO and stating the Alternate Investment Amount. If the Alternate Investment Amount is greater than the amount the General Atlantic Stockholders and Engage Stockholders in the aggregate received in the Company Sale (plus, if applicable, the Drag-Along Shortfall paid pursuant to subsection (i) above) (such amount, the "Change of Control Shortfall"), then within five (5) Business Days of notice by GAP LLC, on behalf of the General Atlantic Stockholders, and to Engage, on behalf of the Engage Stockholders, to NFO (or the surviving Person if NFO has been merged with another Person), that such Change of Control Shortfall exists, NFO or the Acquiror shall pay the amount of such Change of Control Shortfall by wire transfer of immediately available funds to GAP LLC, on behalf of the General Atlantic Stockholder, and to Engage, on behalf of the Engage Stockholders.

            4.    Preemptive Rights.

                  4.1 Offering Notice. Except for (a) interests in the Company issued upon exercise, conversion or exchange of any Company Interest Equivalent and (b) Company Interests issued in consideration of an acquisition by the Company of another Person, approved by the Board of Representatives ((a) and (b) being referred to together as "Exempt Issuances"), if the Company wishes to issue any Company Interest or Company Interest Equivalent (collectively, "New Securities") to any Person (the "Subject Purchaser"), then the Company shall offer such New Securities first to each of the Major Stockholders (each, a "Preemptive Rightholder" and collectively, the "Preemptive Rightholders") by sending written notice (the "New Issuance Notice") to the Preemptive Rightholders, which New Issuance Notice shall state (i) the number of New Securities proposed to be issued and (ii) the proposed purchase price per security of the New Securities (the "Proposed Price"). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

                  4.2   Preemptive Rights; Exercise.

                        (a) For a period of fifteen (15) days after the giving of the New Issuance Notice pursuant to Section 4.1, each of the Preemptive Rightholders shall have the right to purchase its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each such Preemptive Rightholder shall have the right to purchase that percentage of the New Securities equal to portion of the Surviving Corporation that would be owned by such Preemptive Rightholder exercising its rights under this Section 4.2 if the Mergers occurred on the date of the New Issuance Notice (the "Proportionate Percentage"). If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it is entitled to purchase pursuant to the preceding sentence, then each Preemptive Rightholder which elected to purchase New Securities shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (the "Excess New Securities") determined by dividing (x) the portion of the Surviving Corporation that would be owned by such fully participating Preemptive Rightholder if the Mergers occurred on the date of the New Issuance Notices by
(y) the total portion of the Surviving Corporation that would be owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities if the Mergers occurred on the date of the New Issuance Notice.

                        (b) The right of each Preemptive Rightholder to purchase the New Securities under subsection (a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period referred to in subsection (a) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a). The failure of a Preemptive Rightholder to respond within such 15-day period shall be deemed to be a waiver of such Preemptive Rightholder's rights under Section 4.2(a), provided that each Preemptive Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 15-day period by giving written notice to the Company.

                  4.3 Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in New York, New York at 11:00 a.m., local time, on (a) the fortieth (40th) day after the giving of the New Issuance Notice pursuant to Section 4.1, if the Preemptive Rightholders elect to purchase all of the New Securities under Section 4.2, (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 4.4 if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 4.2 or (c) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates, if the are to be certificated, representing the New Securities, and such New Securities shall be issued free and clear of all Liens and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                  4.4 Sale to Subject Purchaser. The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Section 4.2 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of
(i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2 and (ii) the expiration of the 15-day period referred to in Section 4.2. If such sale is not consummated within such ninety
(90) day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4. The closing of any issuance and purchase pursuant to this
Section 4.4 shall be held at a time and place as the parties to the transaction may agree.

                  4.5 Preemptive Rights with respect to Holdco Securities. Except for the issuance of Holdco Shares pursuant to the exercise of options under the Option Plan, if Holdco wishes to issue any securities to any Person, then each Holdco Stockholder shall have the right to purchase its pro-rata portion of such proposed issuance so that such Holdco Stockholder can maintain its percentage ownership interest in Holdco.

            5. After-Acquired Securities; Agreement to be Bound.

                  5.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Equity Interests and Equity Interest Equivalents now owned or which may be issued or transferred hereafter to an Equity Holder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Equity Interests or Equity Interest Equivalents, company reorganization, or any other form of recapitalization, consolidation, merger, unit split or distribution, or which are acquired by an Equity Holder in any other manner.

                  5.2 Agreement to be Bound. None of IX, Holdco, Greenhill or the Company, as the case may be, shall issue any Equity Interests or any Equity Interest Equivalents to any Person not a party to this Agreement, other than to Representatives, officers, employees or consultants of the Company pursuant to the Option Plan, unless either (a) such Person has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A-2 or (b) such Person has entered into an agreement with IX, Holdco, Greenhill or the Company, as the case may be, restricting the transfer of its Equity Interests in form and substance reasonably satisfactory to NFO and General Atlantic. Upon becoming a party to this Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as, an Other Stockholder hereunder. Any issuance of Equity Interests or any Equity Interest Equivalents by IX, Holdco, Greenhill or the Company, as the case may be, in violation of this Section 5.2 shall be null and void ab initio.

            6. Holdco Put.

                  6.1 Exercise.

                        (a) By Holdco Stockholders. Notwithstanding anything to the contrary contained in this Agreement if, on or before the fourth anniversary of the Closing Date, the Company (or its successor in interest) shall not have consummated an Initial Public Offering or closed a Company Sale (the "Put Trigger Event"), then following the fourth anniversary of the Closing Date, a majority in interest of the Holdco Stockholders shall have the right and option (the "Put") to require the Company to purchase all, but not less than all, of the Holdco Shares held by all of the Holdco Stockholders (the " Holdco Put Securities"). If the Put right is exercised, Holdco, on behalf of the Holdco Stockholders, shall deliver promptly to the Company, with a copy to the other Equity Holders, notice (the "Put Notice") of (a) the exercise by Holdco of the Put and (b) the number of Holdco Put Securities held by the Holdco Stockholders (the date on which Holdco gives the Put Notice being hereinafter referred to as the "Put Exercise Date"). Notwithstanding the foregoing, upon the consent of Holdco, in its sole discretion, the Company may assign to another Person (the "Company Transferee") the Company's obligation to purchase the Holdco Put Securities pursuant to this Section 6, but the Company shall not be relieved of its obligations hereunder.

                        (b) Greenhill Tag-Along. If the Put is exercised, a majority in interest of the Greenhill Stockholders shall have the right and option (the "Greenhill Put") to require the Company to purchase all, but not less than all, of the Greenhill Shares held by all of the Greenhill Stockholders (the "Greenhill Put Securities" and, together with the Holdco Put Securities, the "Put Securities") on the same terms and conditions (but not necessarily the same price (see 6.2 below)) as the Holdco Put Securities. If the Greenhill Put is exercised, Greenhill, on behalf of the Greenhill Stockholders, shall deliver to the Company, with a copy to the other Equity Holders within seven (7) days of the Put Exercise Date, notice of the exercise by Greenhill of the Greenhill Put and the number of Greenhill Put Securities held by the Greenhill Stockholders.

                  6.2   Purchase Price.

                        (a) If Holdco exercises the Put, the Company or the Company Transferee, as the case may be, shall purchase, and the Holdco Stockholders shall sell, all of the Holdco Put Securities held by the Holdco Stockholders at a purchase price equal to the greater of (i) the consideration paid by Holdco for the Company Owned Interests it purchased pursuant to the Securities Purchase Agreement plus six percent (6%) simple interest per annum on such amount, calculated from the date hereof through the date preceding the closing date referred to below and (ii) the Fair Value of the Holdco Put Securities (assuming the consummation of the Mergers and the existence of only one class of Surviving Corporation Stock) as determined in accordance with the procedures set forth in Section 6.2(b) (the "Holdco Put Purchase Price"). If Greenhill exercises the Greenhill Put, the Company or the Company Transferee, as the case may be, shall purchase, and the Greenhill Stockholders shall sell, all of the Greenhill Put Securities held by the Greenhill Stockholders at a purchase price equal to the Fair Value of the Greenhill Put Securities (assuming the consummation of the Mergers and the existence of only one class of Surviving Corporation Stock) as determined in accordance with the procedures set forth in
Section 6.2(b) (the "Greenhill Put Purchase Price" and, together with the "Holdco Put Purchase Price, the "Put Purchase Price").

                        (b) The Fair Value shall be agreed upon by the Company and Holdco (and by Greenhill, whose agreement shall not be unreasonably withheld, if the Company and Holdco agree that Fair Value is less than the amount set forth in Section 6.2(a)(i)); provided, however, that if such parties fail to agree, the Fair Value shall be determined by a panel of three independent appraisers, which shall be nationally recognized investment banking firms or nationally recognized experts experienced in the valuation of entities engaged in the business conducted by the Company. Within five (5) days after the date the applicable parties determine that they cannot agree as to the purchase price, the Company and Holdco shall each designate one such appraiser that is willing and able to conduct such determination. If either fails to make such designation within such period, then the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of five (5) days after the designation of the second appraiser, designate a mutually acceptable third appraiser.

The three appraisers shall conduct their determination as promptly as practicable, and the Fair Value shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Value shall be the average of the determination of all three appraisers. Such determination shall be final and binding. The Company and Holdco shall each be responsible for fifty percent (50%) of the fees and expenses of the appraisers, unless Greenhill's disagreement requires the use of appraisers to determine fair value, in which case Greenhill shall pay Holdco's share of the fees and expenses.

                  6.3   Closing.

                        (a) Delivery of Put Securities. The closing of the Put exercised by the Holdco Stockholders and the Greenhill Put exercised by the Greenhill Stockholders pursuant to this Section 6 shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in New York, New York at 11:00 a.m., local time, on the date mutually agreed upon by the Company or the Company Transferee, as the case may be, and Holdco, provided that in no event shall such closing occur more than forty-five (45) days after the Put Exercise Date. At such closing the Holdco Stockholders and the Greenhill Stockholders shall deliver certificates representing the Put Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Put Securities shall be free and clear of all Liens and each of the Holdco Stockholders and the Greenhill Stockholders shall so represent and warrant as to itself, and shall further represent and warrant that (i) the Company Owned Interests held by such Holdco Interestholder or such Greenhill Interestholder are free and clear of all Liens, (ii) each of Holdco and Greenhill, respectively, has no debts or liabilities, except for liabilities Holdco may have pursuant to the Option Plan and (iii) such Holdco Stockholder or Greenhill Stockholder is the sole beneficial and record owner of the Put Securities owned by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                        (b) Payment of Put Purchase Price. If the Company assigns its obligations under this Section 6 to the Company Transferee, then the Company Transferee shall deliver to the Holdco Stockholders and the Greenhill Stockholders at the closing payment in full in immediately available funds for all of the Put Securities or shall make other arrangements for payment satisfactory to Holdco, which arrangements shall be guaranteed by the Company. If the Company does not assign its obligations under this Section 6 to the Company Transferee, then the Put Purchase Price for the Put Securities being purchased shall be paid in full by the Company at the closing as follows:

                              (i) the Company shall pay twenty-five percent (25%) of the Put Purchase Price at the closing by wire transfer of immediately available funds to an account or accounts specified in writing by the Holdco Stockholders and the Greenhill Stockholders; and

                              (ii) the Company shall make and issue to the Holdco Stockholders and the Greenhill Stockholders, at the closing, one or more promissory notes, which shall contain reasonable terms and covenants (the "Company Notes") in favor of such Stockholder in the aggregate principal amount of seventy-five percent (75%) of the respective Put Purchase Prices, bearing interest from and after the Put Exercise Date at the rate of six percent (6%) simple interest per annum. Principal shall be repaid on the Company Note in equal installments of twenty-five percent (25%) of the Put Purchase Price on each of the first, second and third anniversaries of the Put Exercise Date. Interest on the Company Note shall be due and payable on the principal repayment dates.

                        (c) Subordination. In no event shall any payment on a Company Note issued in favor of any Greenhill Stockholder be made unless all amounts due under Company Notes issued in favor of all of the Holdco Stockholders up to including such day of payment have been paid in full.

                  6.4 Put Default. If (a) the Company or the Company Transferee, as the case may be, fails to consummate the closing of the Put within the time periods set forth in Section 6.3 or (b) the Company fails to cure any failure to make payments due under the Company Notes within five (5) Business Days of notice from a Holdco Stockholder of such failure (a "Put Default") General Atlantic shall have the right (pursuant to an irrevocable proxy which IX, on behalf of itself and the other IX Interestholders, hereby grants to General Atlantic in the event of a Put Default and until such Put Default is cured (provided that if subsequent Put Defaults occur this irrevocable proxy shall again take effect)) to vote the Company Interests held by the IX Interestholders in favor of expanding the Board of Representatives of the Company from five (5) members to seven (7) members and designating four (4) of such members pursuant to Section 5.2(b) of the Operating Agreement.

                  6.5 NFO Right of First Refusal.

                        (a) Offering Notice. Any time after a Put Default, notwithstanding any other provision of this Agreement to the contrary, if General Atlantic receives a bona fide offer from a third party (other than a Permitted Transferee) (the "First Refusal Offeror") to acquire control of the Company through a Company Sale (a "First Refusal Offer") and General Atlantic desires to accept the Third Party Offer, then General Atlantic shall make an offer to NFO to permit NFO to acquire the Company on the same terms and conditions as the Third Party Offeror (the "Right of First Refusal"), by sending written notice (a "First Refusal Offering Notice") to NFO, which shall state (i) the proposed sale price (the "First Refusal Offer Price") and (ii) the terms and conditions of such sale. Upon delivery of the First Refusal Offering Notice, such offer shall be irrevocable unless and until the Right of First Refusal provided for herein shall have been waived or shall have expired. General Atlantic shall promptly deliver a copy of the First Refusal Offering Notice to each of the other Equity Holders.

                        (b) First Refusal Exercise. For a period of forty-five
(45) days after the giving of the First Refusal Offering Notice pursuant to
Section 6.5(a) (the "First Refusal Option Period"), NFO shall have the right but not the obligation to acquire the Company at a purchase price equal to the First Refusal Offer Price and upon the terms and conditions set forth in the First Refusal Offering Notice. The Right of First Refusal shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 45-day period referred to above, to General Atlantic and the Company, with a copy to each of the other Equity Holders. The failure of NFO to respond within such 45-day period shall be deemed to be a waiver of its Right of First Refusal, provided that NFO may waive its rights under this Section 6.5(b) prior to the expiration of such 45-day period by giving written notice to General Atlantic or the Company, with a copy to each of the other Equity Holders.

                        (c) Closing. The closing of the Company Sale pursuant to the Right of First Refusal shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in New York, New York at 11:00 a.m., local time, on the thirtieth (30th) day after the expiration of the First Refusal Option Period or at such other time and place as the parties to the transaction may agree. NFO shall deliver at the closing payment in full in immediately available funds for the Company Sale. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                        (d) Sale to a First Refusal Offeror. Unless NFO exercises its Right of First Refusal, General Atlantic, on behalf of the Company, if applicable, may enter into a definitive agreement with the First Refusal Offeror to consummate the Company Sale on the terms and conditions set forth in the First Refusal Offering Notice, which shall be binding on all of the Equity Holders; provided, however, that such sale is bona fide and made pursuant to a contract entered into within sixty (60) days after the earlier to occur of
(i) the waiver by NFO and (ii) the expiration of the First Refusal Option Period (the "First Refusal Contract Date"). Such sale may take the form that General Atlantic believes most effective under the circumstances, and IX and the Company agree to cooperate with General Atlantic to effectuate such sale, including making information available, making presentations and executing such documents as may be necessary to effectuate such sale transaction. If such sale is not consummated within seventy-five (75) days after the First Refusal Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no Company Sale may be made thereafter without again offering the same to NFO in accordance with this Section 6.5.

            7. IX Call.

                  7.1 Exercise. Notwithstanding anything to the contrary contained in this Agreement, at any time following the third (3rd) anniversary of the Closing Date, IX shall have the right and option (the "Call") to require all of the Holdco Stockholders and the Greenhill Stockholders to sell all, but not less than all, of the Equity Interests (other than Company Interests) held by the Holdco

Stockholders and the Greenhill Stockholders (the "Call Securities"). If the Call right is exercised, IX shall deliver promptly to the Company, the Holdco Stockholders and the Greenhill Stockholders, with a copy to the other Equity Holders, notice (the "Call Notice") of the exercise by the IX Interestholders of the Call (the date on which IX gives the Call Notice being hereinafter referred to as the "Call Exercise Date").

                  7.2 Purchase Price. If IX exercises the Call, IX shall purchase, and the Holdco Stockholders and the Greenhill Stockholders shall sell, all of the Call Securities at a purchase price equal to the greater of (a) the amount set forth in Section 6.2(a), (b) the Fair Value of the Call Securities (assuming the consummation of the Mergers and the existence of only one class of Surviving Corporation Stock) as determined in accordance with the procedures set forth in Section 6.2(b) and (c) the Alternate Investment Amount, except that in determining such Alternate Investment Amount the clause "the closing of the transaction that caused the Change of Control of NFO" in the definition of "Appreciation" shall be replaced by the clause "the Call Exercise Date;" provided, however that the purchase price paid to the Greenhill Stockholders shall be the amount set forth in clause (b) above.

                  7.3 Closing.

                        (a) Delivery of Call Securities. The closing of the Call exercised by IX shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison in New York, New York at 11:00 a.m., local time, on the date mutually agreed upon by IX and Holdco, provided that in no event shall such closing occur more than forty-five (45) days after the Call Exercise Date. At such closing the Holdco Stockholders and Greenhill Stockholders shall deliver to IX certificates representing the Call Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Call Securities shall be free and clear of all Liens and each of the Holdco Stockholders and the Greenhill Stockholders shall so represent and warrant as to itself, and shall further represent and warrant that (i) the Call Securities held by such Holdco Stockholder or such Greenhill Stockholder are free and clear of all Liens, (ii) each of Holdco and Greenhill, respectively, has no debts or liabilities, except for liabilities Holdco may have pursuant to the Option Plan and (iii) such Holdco Stockholder or such Greenhill Stockholders is the sole beneficial and record owner of the Call Securities owned by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                        (b) Payment of Call Purchase Price. IX shall deliver to the Holdco Stockholders and the Greenhill Stockholders, at the closing payment in full in immediately available funds for all of the Call Securities or shall make other arrangements for payment satisfactory to Holdco; provided, however, that in the event the consideration to be paid to the Holdco Stockholders has been determined pursuant to clause (c) of Section 7.2, IX shall be entitled, in its sole discretion, to pay the portion of such consideration equal to the difference between (x) the amount determined pursuant to clause (c) of such
Section 7.2 and (y) an amount equal to the greater of the amounts determined pursuant to clauses (a) and (b) of Section 7.2, in newly issued shares of NFO Common Stock.

      Section 7A. Governance Following Mergers.

                  7A.1 General. From and after the occurrence of the Mergers, each Stockholder of the Surviving Corporation that is a party hereto shall vote its shares of Surviving Corporation Stock, at any regular or special meeting of stockholders of the Surviving Corporation (each a "Stockholders' Meeting"), or in any written consent executed in lieu of such a meeting of stockholders (a "Written Consent"), and shall take all other actions necessary to give effect to the agreements contained in this Section 7A and to ensure that the certificate of incorporation and by-laws of the Surviving Corporation do not at any time conflict in any respect with the provisions of this Section 7A. In addition, each such Stockholder shall vote its shares of Surviving Corporation Stock at any Stockholders' Meeting, or act by Written Consent with respect to such shares, upon any matter submitted for action by the Surviving Corporation's stockholders, or with respect to which such Stockholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the certificate of incorporation and by-laws.

                  7A.2 Election of Directors. Each Stockholder shall vote its shares of Surviving Corporation Stock at any Stockholders' Meeting, or act by Written Consent with respect to such shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors of the Surviving Corporation shall initially be five (5). Each Stockholder shall vote its shares of Surviving Corporation Stock at any Stockholders' Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and take all other actions necessary to ensure the election to the Board of Directors of three individuals, who shall be designated by NFO (the "NFO Directors") and two individuals, who shall be designated by General Atlantic (the "GAP Directors").

                  7A.3  Removal and Replacement.

                        (i) NFO shall be entitled at any time and for any reason (or for no reason) to designate any or all of the NFO Directors for removal. If, at any time, a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any NFO Director, NFO shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the stockholders or the Board of Directors, designate a nominee to be elected to fill such vacancy until the next annual meeting of stockholders of the company.

                        (b) General Atlantic shall be entitled at any time and for any reason (or for no reason) to designate either or both of the GAP Directors for removal. If, at any time, a vacancy is created on the Board of Directors by reason of the death, removal or resignation of either GAP

      Director, General Atlantic shall, as soon as practicable after the date such vacancy first occurs and in any event prior to the transaction of any other business by the stockholders or the Board of Directors, designate a nominee to be elected to fill such vacancy until the next annual meeting of stockholders of the Company.

                  7A.4  Termination of Sections 7A.2 and 7A.3.

                        (a) Notwithstanding anything herein to the contrary, from and after the date that NFO beneficially owns an aggregate number of shares of Surviving Corporation Stock that, constitute less than ten percent (10%) of the total outstanding capital stock, NFO shall be entitled to designate two directors for election or removal pursuant to
      Section 7A.2 or 7A.3, respectively; from and after the date that such beneficial ownership of NFO shall collectively constitute less than seven percent (7%) of the total outstanding shares of Surviving Corporation Stock, NFO shall be entitled to designate one director for election or removal pursuant to Section 7A.2 or 7A.3, respectively; and from and after the date such beneficial ownership of NFO shall constitute less than three percent (3%) of the total outstanding shares of Surviving Corporation Stock, NFO shall no longer be entitled to designate any directors for election or removal pursuant to Section 7A.2 or 7A.3, respectively.

                        (b) Notwithstanding anything herein to the contrary, from and after the date that General Atlantic shall beneficially own an aggregate number of Shares of Surviving Corporation Stock that, in the aggregate, constitute less than seven percent (7%) of the total outstanding capital stock, General Atlantic shall be entitled to designate one director for election or removal pursuant to Section 7A.2 or 7A.3, respectively; and from and after the date that such collective beneficial ownership of General Atlantic shall constitute less than three percent (3%) of the total outstanding shares of Surviving Corporation Stock, General Atlantic shall no longer be entitled to designate any directors for election or removal pursuant to Section 7A.2 or 7A.3, respectively.

            8. Covenants of the Parties.

                  8.1 Merger of IX and Holdco. Each of IX and Holdco hereby covenant and agree to, and each of the Major Stockholders (except the Greenhill Stockholders) hereby covenant and agree to cause IX and Holdco to, enter into a Merger Agreement, substantially in the form of Exhibit B attached hereto, with such changes thereto as IX and Holdco may mutually agree upon, and to consummate a merger in which Holdco shall merge with and into IX with IX as the surviving corporation, (a) immediately prior to the closing of a Company Sale, (b) immediately prior to the closing of an Initial Public Offering and (c) immediately after (i) the Company admits in writing its inability to pay its debts generally, (ii) the Company makes a general assignment for the benefit of creditors, (iii) any proceeding is instituted by or against and (provided that if such proceeding is involuntary, that it continues undismissed for 60 days, or an order or decree approving or ordering any such involuntary proceeding is entered) the Company seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar relief for either of them or for any substantial part of either of their property or (iv) the Company takes any action preliminary to or to authorize or effect any of the actions set forth above in subsections (i) and (ii) of this clause (c). The parties hereto hereby covenant and agree to take any necessary action so that the equity ownership of the surviving corporation of the merger pursuant to this Section 8.1 is as follows (assuming such merger occurred on the date hereof): (w) NFO Stockholders shall own 50.79% of the fully-diluted equity,
(x) General Atlantic Stockholders shall own 21.90% of the fully-diluted equity,
(y) Engage Stockholders shall own 1.91% of the fully-diluted equity and (z) shares reserved for issuance, exercisable or exercised pursuant to the Option Plan (as it may have been converted or reconstituted in such merger) shall in the aggregate equal 25.4% of the fully-diluted equity, and to make any adjustment, as may be necessary to reflect changes in the capitalization and equity ownership of the constituent corporations after the date hereof and prior to the consummation of such merger. The parties hereto hereby covenant and agree to use best efforts to cause the merger pursuant to this Section 8.1 to be treated as a tax-free reorganization. By way of example, based on the capitalization of IX (15,000,000 shares of Class A Common Stock issued to NFO and outstanding) and Holdco (7,032,000 shares of Class A Common Stock issued to the Holdco Stockholders and outstanding and 7,500,000 shares of Class B Common Stock reserved for issuance upon exercise of stock options) on the date hereof, the foregoing merger would result in the following capitalization of the surviving corporation of the merger: (A) 15,000,000 shares of Class A Common Stock held by NFO; (B) 7,032,000 shares of Class B Common Stock held by the Holdco Stockholders; and (C) 7,500,000 shares of Class E Common Stock reserved for issuance upon exercise of stock options.

                  8.2 Merger of IX and Greenhill. Each of IX and Greenhill hereby covenant and agree to, and each of the Major Stockholders hereby covenant and agree to cause the surviving corporation of the merger contemplated in
Section 8.1 and the Company to, enter into a Merger Agreement, substantially in the form of Exhibit C attached hereto, with such changes thereto as IX and Greenhill may mutually agree upon, and to consummate a merger in which Greenhill shall merge with and into IX with IX as the surviving corporation, immediately after the consummation of the merger referred to in Section 8.1, if the merger referred to in Section 8.1 occurs pursuant to Section 8.1(a) or (b). The parties hereto hereby covenant and agree to take any necessary action so that the equity ownership of the Surviving Corporation is as follows (assuming such merger occurred on the date hereof): (v) NFO Stockholders shall own 50.00% of the fully-diluted equity, (w)

General Atlantic Stockholders shall own 21.56% of the fully-diluted equity, (x) Engage Stockholders shall own 1.88% of the fully-diluted equity, (y) Greenhill Interestholders shall own 1.56% of the fully-diluted equity and (z) shares reserved for issuance, exercisable or exercised pursuant to the Option Plan (as it may have been converted or reconstituted in such merger) shall in the aggregate equal 25.00% of the fully-diluted equity, and to make any adjustment as may be necessary to reflect changes in the capitalization and equity ownership of the constituent entities after the date hereof and prior to the consummation of such merger. The parties hereto hereby covenant and agree to use best efforts to cause the merger pursuant to this Section 8.2 to be treated as a tax-free reorganization. By way of example, assuming the capitalization of the surviving corporation of the merger described in Section 8.1 is as described in the last sentence of Section 8.1, the merger described in this Section 8.2 would result in the following capitalization of the surviving corporation of the merger: (A) 15,000,000 shares of Class A Common Stock held by NFO; (B) 468,000 shares of Class A Common Stock held by Greenhill; (C) 7,032,000 shares of Class B Common Stock held by the Holdco Stockholders; and (D) 7,500,000 shares of Class E Common Stock reserved for issuance upon exercise of stock options.

                  8.3 Grant of Registration Rights. Immediately after the closing of the merger referred to in Section 8.2, each of IX and the Major Stockholders shall enter into a Registration Rights Agreement, substantially in the form of Exhibit D attached hereto, with such changes thereto as IX and each of the Major Stockholders may all agree upon.

                  8.4 Put of Intellectual Property. The parties hereto hereby acknowledge IX's right to put the Intellectual Property to the Company pursuant to Section 9 of the License Agreement dated the date hereof between IX and the Company. The parties hereto hereby covenant and agree to take any necessary action to amend the Operating Agreement to reflect any changes in the parties' Company Owned Interests as a result of the put of the Intellectual Property.

                  8.5 Option Plan. Holdco hereby covenants and agrees to grant options under the Option Plan to the Persons and in the amounts recommended by the Board of Representatives of the Company and shall not otherwise grant options under the Option Plan. Holdco hereby further covenants and agrees that if any option under the Option Plan is exercised it will promptly contribute any amount paid by the optionholder to Holdco to exercise the option to the Company.

                  8.6 General Atlantic Right to Purchase. IX, Holdco and the Company hereby covenant and agree that GAP LLC, or its designee, shall have the right to purchase the number of shares of Surviving Corporation Stock from the underwriters in the Surviving Corporation's Initial Public Offering equal to the number of shares of common stock of the Surviving Corporation that a holder of a two percent (2%) Company Interest on the date hereof would hold following the

Mergers. Such number will be subject to dilution proportionally if any additional Company Interests are issued after the date hereof.

                  8.7 Restrictions of IX Business. Until such time as the Mergers are consummated, IX hereby covenants and agrees not to, and each IX Stockholder hereby covenants and agrees to cause IX not to, (a) conduct any business other than owning and licensing the Intellectual Property and holding an equity interest in the Company and (b) incur any debts or other liabilities.

                  8.8 Restrictions on Holdco Business. Holdco hereby covenants and agrees not to, and each Holdco Stockholder hereby covenants and agrees to cause Holdco not to, (a) conduct any business other than activities relating to the Option Plan and holding an equity interest in the Company and (b) except as may arise as a result of the Option Plan, incur any debts or other liabilities.

                  8.9 Restrictions on Greenhill Business. Greenhill hereby covenants and agrees not to, and each Greenhill Stockholder hereby covenants and agrees to cause Greenhill not to, (a) conduct any business other than holding an equity interest in the Company and (b) incur any debts or other liabilities.

                  8.10 Preemptive Rights Adjustments. The parties hereto hereby covenant and agree to adjust in an equitable manner the merger conversion ratios of the Mergers to reflect the issuance of any additional Company Interests (and the exercise of any preemptive rights with respect thereto pursuant to Section 4, if any).

                  8.11 Holdco Charter and Bylaws. The General Atlantic Stockholders hereby covenant and agree not to amend or supplement the certificate of incorporation or bylaws of Holdco in a manner inconsistent with the terms of this Agreement.

            9. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of each of IX, Holdco and the Company and kept with the records of each of IX, Holdco and the Company. Each certificate representing Equity Interests now held or hereafter acquired by any Equity Holder shall, for as long as this Agreement is effective, bear legends substantially in the following forms:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANS FERRED EXCEPT PURSUANT TO AN EFFECTIVE REGIS TRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE

      EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

      THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE MASTER INVESTORS RIGHTS AGREEMENT, DATED OCTOBER 18, 1999, AMONG THE COMPANY AND THE OTHER PARTIES NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE MASTER INVESTORS RIGHTS AGREEMENT. THE COMPANY WILL MAIL A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

            10.   Miscellaneous.

                  10.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                  (i)   if to IX:

                        c/o NFO Worldwide, Inc.
                        2 Pickwick Plaza
                        Greenwich, CT 06830
                        Telecopy:   (203) 629-8885
                        Attention:  President

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY 10019-6064
                        Telecopy:   (212) 757-3990
                        Attention:  James M. Dubin, Esq.

                  (ii)  If to Holdco:

                        c/o General Atlantic Services Corporation
                        3 Pickwick Plaza
                        Greenwich, CT 06830
                        Telecopy:   (203) 622-8818
                        Attention:  Mr. David C. Hodgson

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY 10019-6064
                        Telecopy:   (212) 757-3990
                        Attention:  James M. Dubin, Esq.

                  (iii) if to the Company:

                        2 Pickwick Plaza
                        Greenwich, CT 06830
                        Telecopy:   (203) 629-8885
                        Attention:  President

                        with a copy to:

                        NFO Worldwide, Inc.
                        2 Pickwick Plaza
                        Greenwich, CT 06830
                        Telecopy:   (203) 629-8885
                        Attention:  President

                        and a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY 10019-6064
                        Telecopy:   (212) 757-3990
                        Attention:  James M. Dubin, Esq.

                  (iv)  if to General Atlantic:

                        c/o General Atlantic Service Corporation
                        3 Pickwick Plaza
                        Greenwich, CT  06830
                        Telecopy:  (203) 622-8818
                        Attention: Mr. David C. Hodgson
                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY  10019-6064
                        Telecopy:  (212) 757-3990
                        Attention:  Matthew Nimetz, Esq.

                  (v)   if to NFO

                        2 Pickwick Plaza
                        Greenwich, CT 06830
                        Telecopy:   (203) 629-8885
                        Attention:  Chief Financial Officer

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY 10019-6064
                        Telecopy:   (212) 757-3990
                        Attention:  James M. Dubin, Esq.

                  (vi)  if to Engage

                        100 Brickstone Square
                        Andover, MA  01810
                        Telecopy:  (978) 684-3977
                        Attention:  General Counsel

                  (vii) if to Greenhill

                        c/o Greenhill & Co., LLC
                        31 West 52nd Street
                        New York, NY  10019
                        Telecopy:  (212) 408-0685
                        Attention:  Scott L. Bok

                  (viii)if to any other Equity Holder, at its address as it
                        appears on the record books of IX, Holdco or the Company.

Any party may by notice given in accordance with this Section 10 designate another address or Person for receipt of notices hereunder. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                  10.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not assignable except in connection with a transfer of Equity Interests in accordance with this Agreement.

                  10.3 Amendment and Waiver.

                        (a) Except as specifically set forth in this Agreement, no failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                        (b) Any amendment, supplement or modification of or to any provision of this Agreement or the Exhibits attached hereto, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement or the Exhibits attached hereto, shall be effective only if it is made or given in writing and signed by
(i) IX, (ii) Holdco, (iii) the Company, (iv) General Atlantic Stockholders holding a majority of the beneficial ownership interest in the Company held by General Atlantic Stockholders (v) NFO Stockholders holding a majority of the beneficial ownership interest in the Company held by NFO Stockholders and (vi) if the proposed amendment, supplement, modification or waiver would materially adversely effect the other Equity Holders, such other Equity Holders. Any such amendment, supplement, modification, waiver or consent shall be binding upon the IX, Holdco, the Company and all of the Equity Interests.

                  10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  10.5 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

                  10.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  10.9 Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter.

                  10.10 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate upon the earlier of (a) the IPO Effectiveness Date or (b) the twentieth anniversary of the date hereof.

                  10.11 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Master Investors Rights Agreement on the date first written above.


      IX, INC.

      By: /s/ Patrick G. Healy
      ------------------------
      Name:  Patrick G. Healy
      Title: Chief Financial Officer


      IX HOLDING CO., INC.

      By: /s/ David Hodgson
      ---------------------
      Name:  David Hodgson
      Title: President and Secretary


      INSIGHTEXPRESS, L.L.C.

      By: /s/ Patrick G. Healy
      ------------------------
      Name:  Patrick G. Healy
      Title: Vice President


      GENERAL ATLANTIC PARTNERS 57, L.P.

      By: GENERAL ATLANTIC PARTNERS, LLC,
          its General Partner

      By: /s/ David Hodgson
      ---------------------
      Name:  David Hodgson
      Title: A Managing Member

      GAP COINVESTMENT PARTNERS II, L.P.

      By: /s/ David Hodgson
      ---------------------
      Name:  David Hodgson
      Title: A General Partner


      NFO WORLDWIDE, INC.


      By: /s/ Patrick G. Healy
      ------------------------
      Name:  Patrick G. Healy
      Title: President, Australasia & Middle East & CFO


      ENGAGE TECHNOLOGIES, INC.

      By: /s/ Michael Baker
      ---------------------
      Name:  Michael Baker
      Title: VP & General Counsel


      GREENHILL & CO., LLC

      By: /s/ Scott L. Bok
      --------------------
      Name:   Scott L. Bok
      Title:  Managing Director

                                                                  Exhibit A-1 1/

                          ACKNOWLEDGMENT AND AGREEMENT

            The undersigned wishes to receive from __________ ("Transferor") certain shares or certain options, warrants or other rights to purchase _____ [shares, par value $[ __] per share, of Common Stock (the "Shares")] [Owned Interests (the Owned Interests")] of a [ ], a [ ] ("Company");

            The [Shares] [Owned Interests] are subject to the Master Investors Rights Agreement, dated October __, 1999 (the "Agreement"), among the Company and the other parties listed on the signature pages thereto;

            The undersigned has been given a copy of the Agreement and afforded ample opportunity to read, and to have counsel review, it, and the undersigned is thoroughly familiar with its terms;

            Pursuant to terms of the Agreement, the Transferor is prohibited from transferring such [Shares] [Owned Interests] and the Company is prohibited from registering the transfer of the [Shares] [Owned Interests] unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such [Shares] [Owned Interests] acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

            The undersigned wishes to receive such [Shares] [Owned Interests] and have the Company register the transfer of such [Shares] [Owned Interests].

            In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such [Shares] [Owned Interests] to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) it has been given a copy of the Agreement and afforded ample opportunity to read, and to have counsel review, it, and the undersigned is thoroughly familiar with its terms,
(ii) the [Shares] [Owned Interests] are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as [a "Major Stockholder"] [an "IX Interestholder] [a "Holdco Interestholder] [a "Greenhill Interestholder"] [an "Other Equity Holder"] (as therein defined).

            This ________ day of ________, [19__] [20__].


                                     ------------------------------------



-------------------------

1/ For transfers of previously issued stock.

                                                                  Exhibit A-2 1/

                          ACKNOWLEDGMENT AND AGREEMENT

            The undersigned wishes to receive from IX, LLC, a Delaware limited liability company (the "Company"), _______ [Owned Interests] or certain newly issued options, warrants or other rights to purchase _______ [Owned Interests] (the "Owned Interests") of the Company;

            The Owned Interests are subject to the Master Investors Rights Agreement, dated October __, 1999 (the "Agreement"), among the Company and the other parties listed on the signature pages thereto;

            The undersigned has been given a copy of the Agreement and afforded ample opportunity to read, and to have counsel review, it, and the undersigned is thoroughly familiar with its terms;

            Pursuant to terms of the Agreement, the Company is prohibited from issuing the Owned Interests unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Owned Interests acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

            The undersigned wishes to receive such Owned Interests.

            In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Company to issue such Owned Interests, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read, and to have counsel review, it, and the undersigned is thoroughly familiar with its terms, (ii) the Owned Interests are subject to terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as an "Other Equity Holder" (as therein defined).

            This ________ day of ________, [19__] [20__].


                                     ------------------------------------



-------------------------

1/  For newly issued stock.